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                                                                    Exhibit 10.9

                      NACCO MATERIALS HANDLING GROUP, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

1.   Effective Date

     The Effective Date of this amendment and restatement of the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the "Plan") is January 1, 2005.

2.   Purpose of the Plan

     The purpose of this Plan is to further the long-term profits and growth of NACCO Materials Handling Group, Inc. (the "Company") by enabling the Company and its Subsidiaries (collectively, the "Employers") to attract and retain key management employees by offering long-term incentive compensation to those officers and key management employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to annual compensation and is intended to reflect growth in the value of the Company's stockholders' equity.

3.   Application of the American Jobs Creation Act ("AJCA")

     (a) Awards with Grant Dates of January 1, 2004 or earlier (the "Pre-2005 Awards") are "grandfathered" under Code Section 409A (as enacted by the AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code Section 409A.

     (b) Awards with Grant Dates of January 1, 2005 or later (the "Post-2004 Awards") are subject to the provisions of Code Section 409A, as enacted by the AJCA. It is intended that the provisions of the Plan that relate to the Post-2004 Awards be administered in accordance with the requirements of Code Section 409A, so as to prevent the inclusion in gross income of any Post-2004 Awards hereunder in a taxable year that is prior to the taxable year or years in which such Awards would otherwise be actually paid or made available to the Participant.

4.   Definitions.

     (a) "Award" shall mean an award of Book Value Units granted to a Participant under this Plan for an Award Year in an amount determined pursuant to a formula which is established by

NMHG LTIP/Regular 2005 Restatement

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          the Committee not later than the 90th calendar day of the Award Year.
          The Participant's Awards shall be further divided into the Pre-2005 Awards and the Post-2004 Awards in accordance with the terms of
          Section 3 hereof.

     (b) "Award Units" shall mean Book Value Units which are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan.

     (c) "Award Unit Price" as to any Book Value Unit shall mean the Book Value on the Quarter Date coincident with or immediately preceding the Grant Date of the Award.

     (d)  "Award Year" shall mean the calendar year on which an Award is based.

     (e) "Beneficiary" shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of all Awards hereunder in the event of the death of a Participant. In the absence of such a designation and at anytime when there is no existing Beneficiary hereunder, Participant's Beneficiary shall be his surviving legal spouse or, if none, his estate.

     (f) "Book Value" as to any Book Value Unit shall mean an amount determined by the Committee or, if no amount is set by the Committee, as of any date (i) the stockholders' equity (as determined in accordance with generally accepted accounting principles, applied on a consistent basis) allocable to the Common Stock of the Company, as set forth on the consolidated balance sheet of the Company and its Subsidiaries as of the Quarter Date coincident with or immediately preceding such date, divided by (ii) the number of Notional Shares existing as of such Quarter Date; provided, however, that Book Value and/or the number of Notional Shares may be adjusted to such an extent as may be determined by the Committee to preserve the benefit of the arrangement for holders of Book Value Units and the Company, if in the opinion of the Committee, after consultation with the Company's independent public accountants, changes in the Company's accounting policies, acquisitions or other unusual or extraordinary items have materially affected the stockholders' equity allocable to the Notional Shares.

     (g) "Book Value Unit" or "Unit" shall mean a right granted pursuant to the terms and conditions set forth in Section 7.

     (h)  "Code" shall mean the Internal Revenue Code of 1986, as amended.


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     (i)  "Committee" shall mean the Compensation Committee of the Company's
          Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with Section 5.

     (j) "Disability" or "Disabled." A Participant shall be deemed to have a "Disability" or be "Disabled" if the Participant is determined to be totally disabled by the Social Security Administration or (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an Employer sponsored accident and health plan.

     (k) "Grant Date" shall mean the effective date of an Award, as determined under Section 7(b)(ii) of the Plan.

     (l) "Guidelines" shall mean the annual guidelines that are approved by the Committee for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and the Plan, the Guidelines shall control.

     (m) "Hay Salary Grade" shall mean the salary grade or points assigned to a Participant by the Company pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Company.

     (n) "Key Employee" shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof) of an Employer as long as the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the employee's Termination of Employment. Key Employees are identified on a controlled group-wide basis and include non-resident alien employees (whether or not such employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify employees


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          as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

     (o) "Maturity Date" shall mean the date established by the Committee with respect to a Post-2004 Award, as determined under Section 10(a) of the Plan.

     (p) "Notional Shares" shall mean the number of assumed shares of Common Stock of the Company as determined by the Committee from time to time in order to implement the purposes of the Plan. The number of Notional Shares under the Plan (including the Plan as in effect prior to the Effective Date) shall equal 20 million shares.

     (q) "Participant" shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan.

     (r) "Quarter Date" shall mean the last business day of each calendar quarter.

     (s) "Retirement" or "Retire" shall mean the (i) termination of a U.S. Participant's employment with the Employers after the Participant has reached age 60 and completed at least 15 years of service, or (ii) termination of a non-U.S. Participant's employment with the Employers which qualifies as a retirement under local practices and procedures and/or which qualifies the non-U.S. Participant for foreign retirement benefits.

     (t) "Subsidiary" shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

     (u) "Target Award" shall mean the dollar value of the Award to be paid to a Participant under the Plan assuming that the performance targets are met.

     (v) "Termination of Employment" shall mean a separation of service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

     (w) "Unforeseeable Emergency" shall mean an event which results in a severe financial hardship to the Participant as a consequence of (i) an illness or accident of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (ii) loss of the Participant's property due to casualty or (iii) other similar extraordinary and


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          unforeseeable circumstances arising as a result of events beyond the control of the Participant.

5.   Administration

     (a) This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

     (b) The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines and any such rules or regulations deemed necessary or appropriate in connection with the requirements of Code Section 409A to the extent applicable), and to make all other determinations necessary or advisable for the administration of this Plan.

6.   Eligibility

     Any person who is classified by an Employer as a salaried employee of an Employer (including any Subsidiary acquired after adoption of this Plan) generally at a Hay Salary Grade of 25 or above (or a compensation level equivalent thereto), who in the judgment of the Committee occupies an officer or other key management position in which his efforts may significantly contribute to the profits or growth of an Employer, may be awarded Book Value Units. Notwithstanding the foregoing, the following persons shall not be eligible to participate in the Plan: (a) directors of an Employer who are not classified as salaried employees of an Employer, (b) leased employees (as such term is defined in Code Section 414) and (c) salaried employees of an Employer who are participants in the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan for a particular Award Year shall not be eligible to participate in this Plan and receive an Award hereunder for the same Award


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Year. A person who satisfies the requirements of this Section shall become a
Participant in the Plan when granted an Award hereunder.

7.   Granting of Awards

     The Committee may, from time to time and upon such conditions as it may determine, authorize the granting of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

     (a) Not later than the ninetieth day of each Award Year, the Committee shall approve (i) a Target Award to be granted to each Participant for such Award Year and (ii) a formula for determining the amount of each Award, which formula is based upon the Company's return on total capital employed for such Award Year.

     (b) Effective no later than April of the calendar year following the Award Year, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula (as in effect at the calculation date) and actual performance to the Target Awards previously determined in accordance with Section 7(a); and (ii) a final calculation of the amount of each Award to be granted to each Participant for the Award Year (with the specified "Grant Date" of such Award being January 1st of the calendar year following the Award
          Year). The Committee shall have the power to increase or decrease the amount of any Award above or below the amount determined in accordance with Section 7(b)(i); provided, however, no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

     (c) Calculations of Target Awards shall initially be based on the Participant's Hay Salary Grade as of January 1 of the Award Year. However, Target Awards may be changed during or after an Award Year under the following circumstances (as determined by the Chief Executive Officer of the Company with the consent of the Committee (in their sole and absolute discretion)): (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage, such change may be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan (as specified in Section 6 above) during an Award Year will, if designated as a Plan Participant by the Chief Executive Officer of the Company


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          with the consent of the Committee, be assigned a pro-rated Target
          Award based on their length of service during an Award Year and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion. In order to be eligible to receive an Award for an Award Year, the Participant must be employed by an Employer and must be a Participant on December 31 of the Award Year; provided, however, that if a Participant dies, becomes Disabled or Retires during the Award Year, the Participant shall be entitled to a pro-rata portion of the Award for such Award Year, based on the number of days the Participant was actually employed by the Employers during the Award Year.

     (d) Each Award shall be granted in the form of Book Value Units. The number of Book Value Units to be issued to a Participant shall be determined by dividing the amount of the Award by the Award Unit Price. Notwithstanding any other provision of the Plan, the maximum cash value of the Awards granted to a Participant under this Plan in a single year shall not exceed $2,250,000.

     (e) Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

8.   Vesting

     All Book Value Units granted pursuant to an Award hereunder shall be immediately 100% vested as of the Grant Date.

9.   Payment of Pre-2005 Awards

     (a) Payment Restrictions. Each Pre-2005 Award shall provide that the Book Value Units granted therein shall be subject to a payment restriction in the manner and to the extent prescribed by the Committee for a period of five years from the Grant Date, or such other shorter or longer period as may be specified in the Guidelines for the Award Year. Notwithstanding the foregoing, such payment restrictions shall automatically lapse upon death (whether before or after termination of employment) or termination of employment by reason of permanent disability (as determined by the Committee) or Retirement.

     (b) Payment Date/Value. Unless a Participant makes a deferral election under Subsection (c) of this Section, as soon as practicable following the lapse of a payment restriction


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          applicable to a Pre-2005 Award pursuant to Subsection (a) of this
          Section, the Employer or former Employer of the Participant shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of the Book Value Units granted pursuant to such Award. The value of such Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the date on which the payment restriction lapses; provided, however, that for Participants who terminated employment for reasons other than permanent disability or Retirement prior to the date on which the payment restriction lapses, the value of such Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the date of termination.

     (c) Deferral Option. Prior to the date described in Subsection (b) of this Section, subject to the rules and procedures specified in the Guidelines, a Participant who is a citizen or resident of the United States may make an irrevocable election to defer receipt of 100% of a Pre-2005 Award granted to him for a particular Award Year for a period not to exceed ten (10) years from the Grant Date of such Pre-2005 Award. A separate deferral election may be made with respect to each Pre-2005 Award granted under the Plan. The Pre-2005 Awards that are subject to such a deferral election shall continue to be subject to the terms and conditions of this Plan and shall continue to be valued in accordance with the terms of the Plan until the date of payment (or further deferral, as described in the following sentence). In addition, a Participant who is a citizen or resident of the United States and who has made an irrevocable election to defer the receipt of a Pre-2005 Award until exactly ten (10) years from the Grant Date of such Award shall be permitted (subject to the rules and procedures contained in the Guidelines) to make another irrevocable election to further defer the receipt of such deferred Pre-2005 Award under and into the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Unfunded Plan"). Deferred Pre-2005 Awards payable to an active employee under this Plan shall be paid to the Participant as soon as practicable following the payment date previously elected by the Participant and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such payment date. Deferred Pre-2005 Awards which are further deferred into the Unfunded Plan shall be credited to the Unfunded Plan as soon as practicable following the 10th anniversary of the Grant Date of such Pre-2005 Award and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such anniversary date. Notwithstanding the foregoing, any deferral election


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          hereunder shall automatically terminate (and shall be of no further effect) upon a Participant's termination of employment with the Employers for any reason (including death or disability) and payment of all such deferred Pre-2005 Awards shall be made as soon as practicable following the date of the Participant's termination of employment, based on the Book Value as of the Quarter Date coincident with or immediately preceding such termination date; provided, however, that any Pre-2005 Awards that are subject to a deferral election at the time of a Participant's Retirement shall automatically be deferred under and into the Unfunded Plan as of the date of the Participant's Retirement, with the value of the Book Value Units being based on the Book Value as of the Quarter Date coincident with or immediately preceding such Retirement date if (and only if) the Participant has a currently-effective payment election relating to Pre-2005 Awards under the Unfunded Plan and is then eligible to participate in the Unfunded Plan.

10.  Payment of Post-2004 Awards

     (a)  Maturity Date.

          (i) In the Guidelines adopted for each Award Year, the Committee shall establish a Maturity Date for the Book Value Units granted in each Post-2004 Award for such Award Year which shall generally be the fifth anniversary of the Grant Date of such Post-2004 Award (or such other date specified in the Guidelines); provided, however, that once established, the Maturity Date of an Award as specified in the Guidelines may not thereafter be changed.

          (ii) Notwithstanding the foregoing, (A) in the event a Participant dies prior to the Maturity Date, the Maturity Date of all of the Participant's outstanding Post-2004 Awards shall be the date of such Participant's death (whether such death occurs before or after Termination of Employment) and (B) in the event a Participant incurs a Termination of Employment as a result of becoming Disabled or Retirement prior to the Maturity Date (and prior to making a deferral election described in Subsection (c) below), the Maturity Date of all of the Participant's Post-2004 Awards shall be the date of his Disability or Retirement; provided, however, that if a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee, the Participant's


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               Maturity Date shall be the six month anniversary of the date of his Termination of Employment (or, if earlier, the date of the Participant's death).

     (b)  Payment Date, Form of Payment and Value.

          (i) Payment Date and Form. Unless a Participant timely makes a deferral election under Subsection (c) of this Section, the Participant's Employer or former Employer shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of the Book Value Units granted pursuant to each Post-2004 Award as soon as practicable following the Maturity Date of such Award.

          (ii) Value. For Participants who are employed on the Maturity Date, the value of the Book Value Units shall be based on the Book Value as of the Quarter Date on or immediately preceding the Maturity Date. For Participants who incur a Termination of Employment for reasons other than Disability or Retirement, the value of the Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the date of Termination (despite the fact that such amounts are not paid until the Maturity Date). For Participants who die or incur a Termination of Employment due to Disability or Retirement, the value of such Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the Maturity Date; provided, however, that if a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee whose payment is delayed for 6 months, the value of the Book Value Units shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding the payment date.

     (c) Deferral Option. A Participant who is a citizen or resident of the United States may make an irrevocable election to defer receipt of 100% of a Post-2004 Award granted to him for a particular Award Year. A separate deferral election may be made with respect to each Post-2004 Award granted under the Plan. Such a deferral election must be made, in writing, on a form approved by the Committee and (i) will not be valid unless the election is made at least 12 months prior to the Maturity Date of the Award and (ii) will not be given effect until at least 12 months after the date on which such election is made. If a valid and timely deferral election is made with respect to a Post-2004 Award, the payment


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          of such Award will automatically be deferred until the 10th anniversary of the Grant Date of such Award. The Post-2004 Awards that are subject to such a deferral election shall continue to be valued in accordance with the terms of the Plan until the date of payment. Post-2004 Awards that are deferred until the 10th anniversary of the Grant Date shall be paid as soon as practicable thereafter in the form of a single, lump-sum payment and shall be based on the Book Value as of the Quarter Date coincident with or immediately preceding such date. Notwithstanding the foregoing, any deferral election under this Subsection (c) shall automatically terminate (and shall be of no further effect) upon a Participant's death or Termination of Employment due to Disability and payment of all such deferred Awards shall be made as soon as practicable following the date of such death or Termination of Employment due to Disability, based on the Book Value as of the Quarter Date coincident with or immediately preceding such date.

     (d) Notwithstanding the foregoing, the Committee may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Post-2004 Awards, if the Committee determines, based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes and penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship).

11.  Amendment, Termination and Adjustments

     (a) The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the consent of a Participant, affect the amount of any outstanding Award or any Award Units of such Participant.

     (b) The Committee, in its sole and absolute discretion, may terminate this Plan in its entirety at any time; provided that, except as provided in this Subsection, no such termination shall,


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          without the consent of a Participant, affect the amount of any outstanding Award or any Award Units of such Participant. Except as otherwise provided in an amendment to the Plan, all Target Awards and Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants' Award Units under the Plan, including requiring that all such Award Units be immediately distributed in the form of lump sum cash payments (but only to the extent such change is permitted by Code Section 409(A).

     (c) Any amendment or termination of the Plan shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Such amendment or termination shall become effective as of the date specified in the instrument or, if no such date is specified, on the date of its execution.

     (d) The Committee may make or provide for an adjustment in the total number of Award Units to be issued under this Plan as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

12.  General Provisions

     (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of an Employer, or shall in any way affect the right and power of an Employer to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employer might have done if this Plan had not been adopted.


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     (b)  Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except when preempted by federal law.

     (c) Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

     (d) Assignability. No Award granted to a Participant under this Plan shall be transferable by him for any reason whatsoever; provided, however, that upon the death of a Participant the proceeds of an Award shall be paid as soon thereafter as practicable to the designated Beneficiary.

     (e) Taxes. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment.

     (f)  Limitation on Rights of Participants; No Trust.

          (i) No trust has been created by the Employers for the payment of Book Value Units granted under this Plan; nor have the grantees of Book Value Units been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employer or former Employer of the Participant, and the Participants and Beneficiaries are merely unsecured creditors of the Participant's Employer or former Employer.

          (ii) Notwithstanding any other provision of the Plan to the contrary (but except as provided in Section 13 hereof), no Employer shall be required to make any payment hereunder to any Participant or Beneficiary if the Employer is "Insolvent" at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer. For purposes of the Plan, an Employer shall be considered Insolvent at such time as it (1) is unable to pay its debts as they mature or (2) is subject to


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               a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code (or similar foreign law).

     (g) Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Employers from all liability with respect to such Award.

     (h)  Miscellaneous.

          (i) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.

          (ii) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

          (iii) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable for the Post-2004 Awards is not administratively practicable due to events beyond the control of the Employer and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

          (iv) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payments of Post-2004 Awards hereunder may be accelerated (i) to the extent necessary to comply with a certificate of divestiture (as defined in Code


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

               Section 1043(b)(2)) or (ii) to the extent necessary to pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

13.  Liability of Employers, Transfers and Guarantees.

     (a) In general. The provisions of this Section 13 shall apply notwithstanding any other provision of the Plan to the contrary.

     (b)  Liability for Payment/Transfers of Employment.

          (i) Subject to the provisions of clause (ii) of this Section, the Employers shall each be liable for the payment of the Awards which are payable hereunder to or on behalf of the Participants who are (or were) its employees.

          (ii) Notwithstanding the foregoing, if the Awards hereunder which are payable to or on behalf of a Participant are based on the Participant's employment with more than one Employer, the following provisions shall apply:

               (1) Each Award shall be granted by the Employer for whom the Participant was performing services during the Award Year. In the event that a Participant performed services for more than one Employer during the Award Year, the Award shall be divided so that the Participant shall receive a pro-rata number of Book Value Units from each Employer, based on the Participant's service with, and compensation from, each such Employer (as determined by the Committee in its sole and absolute discretion).

               (2) Notwithstanding the provisions of clause (1), (A) each Employer shall be solely liable for the payment of the Awards it granted to its employees or former employees; (B) if a Participant has been employed by more than one Employer, the Employer who employs the Participant at the time of the payment of the Award shall pay the entire amount of such Award;


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

                    (C) each Employer (unless it is Insolvent) shall reimburse the paying Employer for its allocable share of the Participant's Award; (D) if any responsible Employer is Insolvent at the time of payment, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the time specified in Section 12(f)(ii)) ; and (E) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the payment of the Participant's Award.

     (c) Notwithstanding the foregoing, in the event that NMHG Oregon, LLC (known as NMHG Oregon, Inc. prior to the close of business on December 31, 2005) is unable or refuses to satisfy its obligations hereunder with respect to the payment of Awards to or on behalf of its employees, the Company (unless it is Insolvent) shall guarantee and be responsible for the payment thereof.

                                        NACCO MATERIALS HANDLING GROUP, INC.


                                        By: /s/ Charles A. Bittenbender
                                            ------------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------
                                        Date: February 8, 2006
                                              ----------------------------------


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